Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT COMPLETES ACQUISITION OF DIRECT CAPITAL CORPORATION

NEW YORK, NY and PORTSMOUTH, NH – August 4, 2014 – CIT Bank, the U.S. commercial bank subsidiary of CIT Group Inc. (NYSE: CIT), a leading provider of commercial lending and leasing services, announced today that it has completed its acquisition of Portsmouth, New Hampshire-based Direct Capital Corporation, a provider of financing to small and mid-sized businesses.

“We are very pleased to complete this acquisition as it will further expand our small business and middle market lending and leasing capabilities,” said Nelson J. Chai, President of CIT Group Inc., Chairman and CEO of CIT Bank. “Direct Capital is known for its market-leading customer service and proprietary online lending platform, and we look forward to working together to enhance our competitive position and returns.”

Since its founding in 1993, Direct Capital has provided more than 80,000 small and mid-sized businesses with over $2.25 billion in equipment, franchise and vendor financing and lending solutions to grow their businesses. Direct Capital has assets of approximately $500 million and employs 250 individuals. In 2013, it was named to the Inc. 500/5000 and Monitor 100 lists of top growth companies.

EDITOR’S NOTE:

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About Direct Capital

Established in 1993, Direct Capital is a financial technology company that delivers financial solutions for small and medium sized businesses, franchisors, and equipment and technology sellers. The company is headquartered in Portsmouth, N.H. and operates offices in New York, California, and Georgia. www.directcapital.com

About CIT Bank

Founded in 2000, CIT Bank (Member FDIC, Equal Housing Lender) is the U.S. commercial bank subsidiary of CIT Group Inc. (NYSE: CIT). It provides lending and leasing to the small business, middle market and transportation sectors. CIT Bank (BankOnCIT.com) offers a variety of savings options designed to help customers achieve their financial goals. As of June 30, 2014, it had approximately $14 billion of deposits and more than $18 billion of assets. cit.com/CITBank

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with approximately $35 billion in financing and leasing assets. It provides financing, leasing and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in middle market lending, factoring, retail and equipment finance, as well as aerospace, equipment and rail leasing. CIT’s U.S. bank subsidiary CIT Bank (Member FDIC), BankOnCIT.com, offers a variety of savings options designed to help customers achieve their financial goals. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, the risk that CIT is delayed in implementing its branch strategy, and the risk that CIT becomes subject to liquidity constraints and higher funding costs.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission.  Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:

C. Curtis Ritter

Senior Vice President of Corporate Communications

(973) 740-5390

Curt.Ritter@cit.com

Matt Klein

Vice President, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740 -5058

Barbara.Callahan@cit.com

DIRECT CAPITAL CORPORATION:

Steve Lankler

Senior Vice President

(866) 777-0117

SLankler@directcapital.com

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